Exhibit 99.1

Newmark Promotes Luis Alvarado to Chief Operating Officer

Role Includes Operational Oversight of Fastest-Growing Publicly Traded CRE Company1

NEW YORK, NY (April 8, 2025) — Newmark Group, Inc. (Nasdaq: NMRK) (“Newmark” or “the Company”), a leading commercial real estate advisor and service provider to large institutional investors, global corporations, and other owners and occupiers, announces the promotion of Lou Alvarado to the newly created Chief Operating Officer position, effective immediately. In this new role, Alvarado will be responsible for optimizing the Company’s global operations, reporting to Chief Executive Officer Barry Gosin and working with Newmark’s Executive Committee to further drive efficiency, productivity and sustainable expansion of business lines, including Investor and Occupier Solutions and Management Services.

“Newmark has experienced significant growth over the past decade, expanding our market presence and strengthening our operations,” said Gosin. “Lou has been an integral component of that success, including with respect to acquisitions and recruiting. He thoroughly understands Newmark and our industry, and in this expanded role, he will play an even larger part in our mission to increase market share.”

Alvarado first joined Newmark in 2015 as Executive Vice President and Boston Market Leader. He rapidly ascended to Chief Revenue Officer and East Region Market Leader in 2018, where he oversaw revenue-generating operations including nearly all business lines and also drove company growth throughout the East Coast. Prior to joining Newmark, Alvarado was President of the East Region for Cushman & Wakefield, a Vice President at The Travelers Insurance Company and a founding partner of Insight Partners, Inc., which developed and managed more than 2 million square feet of commercial, retail, residential and industrial properties.

“Lou brings a rare combination of steadiness and vision to every initiative,” said Michael Rispoli, Chief Financial Officer. “His even-keeled approach, coupled with his deep operational expertise and financial acumen, makes him uniquely equipped to lead in this new capacity and drive lasting impact across the organization.”

“I’m honored to step into this role and expand my support of the exceptional people and teams that make Newmark great,” said Alvarado. “My focus will remain on our growth, strengthening our platform and operations and continuing to deliver unbeatable outcomes for our clients.”

[1]	Between 2011 (the year the Company was acquired by BGC Partners, Inc.) and 2024, Newmark grew total revenues faster than any of its publicly traded peers in the U.S. or U.K. The Company’s 2011 revenues are based on unaudited full year 2011 revenues for Newmark & Company Real Estate, Inc. The peers included in the 2011-2024 average are U.S. tickers CBRE, CIGI, JLL, MMI, and WD, (in USD) and U.K. ticker symbol SVS (in GBP). U.S. ticker CWK did not report revenues for periods before 2015 and is therefore excluded.

Newmark Promotes Lou Alvarado to Chief Operating Officer

Role Includes Operational Oversight of Fastest-Growing Publicly Traded CRE Company

About Newmark

Newmark Group, Inc. (Nasdaq: NMRK), together with its subsidiaries (“Newmark”), is a world leader in commercial real estate, seamlessly powering every phase of the property life cycle. Newmark’s comprehensive suite of services and products is uniquely tailored to each client, from owners to occupiers, investors to founders, and startups to blue-chip companies. Combining the platform’s global reach with market intelligence in both established and emerging property markets, Newmark provides superior service to clients across the industry spectrum. For the twelve months ended December 31, 2024, Newmark generated revenues of over $2.7 billion. As of December 31, 2024, Newmark and our business partners together operated from approximately 170 offices with more than 8,000 professionals across four continents. To learn more, visit nmrk.com or follow @newmark.

Discussion of Forward-Looking Statements about Newmark

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

# # #

Press Contact:

Deb Bergman

t 303-260-4307

deb.bergman@nmrk.com